Exhibit 15.1

October 12, 2018

Securities and Exchange Commission

100 F Street N.E.

Washington, D.C. 20549

We are aware that Aceto Corporation and subsidiaries has incorporated by reference in its Registration Statements on Form S-3 (No. 333-207394) and Form S-8 (No. 333-209693, No. 333-187353, No. 333-174834, No. 333-149586, No. 333-90929, and No. 333-110653) our report dated May 7, 2018, except for Notes 2 and 12 which are dated October 12, 2018, relating to the Company’s unaudited interim condensed consolidated financial statements appearing in its quarterly report on Form 10-Q for the quarter ended March 31, 2018. Our report on the unaudited interim condensed consolidated financial statements contains an emphasis of a matter regarding the Company’s restatement of the consolidated financial statements for the quarter ended March 31, 2018. Pursuant to Regulation C under the Securities Act of 1933, that report is not considered a part of the registration statement prepared or certified by our firm or a report prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act. It should be noted that we have not performed any procedures subsequent to May 7, 2018, except for the information contained in Notes 2 and 12 which are dated October 12, 2018.

/s/ BDO USA, LLP

Melville, New York